PROMISSORY NOTE


$1,850,000.00     County of New Kent, Virginia
September 24, 1999


     For value received, Colonial Downs, L.P. (referred to as "MAKER") hereby acknowledges itself and its heirs, successors, and assigns to be justly indebted and hereby promises to pay to the order of Norglass, Inc. (hereinafter "PAYEE"), and its heirs, successors and assigns the sum of ONE MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS AND NO CENTS ($1,850,000.00) in accordance with the terms and conditions stated herein. Interest shall accrue on the outstanding balance at 6% per annum. Payment is to be made via first class mail postage prepaid to PAYEE's address: James M. Leadbetter, President, Norglass, Inc., 110 Arco Drive, Toledo, Ohio 43607, or such other place as PAYEE may designate in writing. The principal and interest owed under this Note shall be due and payable in accordance with the following payment schedule:
     a. Payment in full of the principal and accrued interest shall be made on or before September 24, 2000. For each month in advance of the payment due date that payment in full is not made, accrued interest on the outstanding balance shall be payable on or before the 24th day of each month.
     b. Partial payments of the principal amount may be made at any time prior to the payment due date. Payments received by the PAYEE shall be applied first to accrued interest and then to the principal amount of the note.
     Regardless of whether interim payments are made, payment in full must occur no later than September 24, 2000. If payment in full is not made by that date, interest will accrue on all unpaid amounts at the rate of prime plus 2% per annum beginning September 25, 2000. For purposes of this provision, the "unpaid amount" will consist of the original principal amount claimed of $1,850,000, plus interest from the date of making of this note through September 24, 2000 at 6%, plus reasonable attorney's fees and costs incurred in collection less any payments of principal or accrued interest actually made.
     Each of the above-mentioned payments shall be made by postage prepaid mail, postmarked no later than the due date established by this Note. Payment not received by PAYEE within three (3) days from midnight of the payment date shall be considered late, thereby subjecting MAKER to the default provisions of this Note.
     In the event of any default in the payment of principal or interest, the full original principal balance of $1,850,000.00 and any and all accrued interest, shall become immediately due and payable at the option of PAYEE by providing to MAKER within seventy-two (72) hours, written notice of PAYEE's intent to exercise such option, provided that MAKER has the absolute right to cure its default within the aforementioned 72 hour time period by hand delivering or delivering via overnight courier to PAYEE's office all principal, if any due, and interest due on such prior payment date. PAYEE shall not be required to give such written notice if PAYEE has previously provided MAKER with one (1) written notice of intent to exercise its option herein.
     MAKER and all subsequent parties hereto, whether endorsers, sureties, or guarantors, hereby expressly waive demand, presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance, or the endorsement of this Note.
     MAKER further agrees that if this Note or any judgment thereon is referred to any attorney or other person for collection, MAKER shall be liable for the cost of collection, whether or not an action is actually brought, including, but not limited to, all attorney's fees, whatever fees and costs the Clerk may lawfully tax as the cost of entering said judgment, and other reasonable fees charged by the person making collection.
     Payment of the principal and all accrued interest pursuant to the provisions of this Note shall constitute full satisfaction of this Note.
     Should any term, condition and/or provision contained in this Note be determined to be invalid, such invalidity shall in no manner affect the validity of the remaining terms, conditions and/or provisions of the Note which shall be given their full force and effect. The terms and effect of this Note shall be construed in accordance with the laws of the Commonwealth of Virginia.
                                COLONIAL DOWNS, L.P.

	                           By:  Stansley Racing Corp., its general partner

                           By:  /s/ Ian M. Stewart
                                ----------------------
                         Name:      Ian M. Stewart
                        Title:       President